Exhibit 99.2

Investment Banking Division 745 Seventh Avenue New York, NY 10019 United States barclays.com

July 11, 2014

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated April 5, 2014, to the Board of Directors of Mallinckrodt plc (“Mallinckrodt”), as an Annex to the joint proxy statement/ prospectus that forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Mallinckrodt filed on July 11, 2014 (the “Registration Statement”), relating to the proposed business combination transaction between Mallinckrodt and Questcor Pharmaceuticals, Inc. and (ii) the references to such opinion and our firm in the Registration Statement under the headings “Summary—Opinion of Mallinckrodt’s Financial Advisor”, “The Merger—Background of the Merger,” “The Merger—Recommendation of the Mallinckrodt Board of Directors and Mallinckrodt’s Reasons for the Merger”, “The Merger—Recommendation of the Questcor Board of Directors and Questcor’s Reasons for the Merger”, “The Merger—Opinion of Mallinckrodt’s Financial Advisor”, “The Merger—Opinion of Questcor’s Financial Advisor”, “The Merger—Mallinckrodt Unaudited Prospective Financial Information” and “The Merger—Questcor Unaudited Prospective Financial Information”.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

[signature page follows]

Barclays Capital Inc.

Barclays Bank PLC, New York Branch

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Punit Mehta
Name:	Punit Mehta
Title:	Managing Director

[Signature page to consent of Barclays Capital Inc. to Amendment No. 1]